Exhibit 99.1

Contact:	Envision Healthcare Corporation
Bob Kneeley
Vice President, Investor Relations
303-495-1245
Bob.kneeley@evhc.net

ENVISION HEALTHCARE SETS EARNINGS RELEASE AND CONFERENCE CALL
DATES FOR FOURTH-QUARTER AND FULL-YEAR 2016 RESULTS

NASHVILLE, Tenn. & GREENWOOD VILLAGE, Colo. (February 13, 2017) - Envision Healthcare Corporation (NYSE: EVHC) today announced it will release its fourth-quarter and full-year 2016 financial results on Tuesday, February 28, 2017, after the market closes. The company will also host a conference call at 5:00 p.m. Eastern Time that same day. The live broadcast of Envision’s quarterly conference call will be available on-line by going to www.evhc.net and clicking on the link to Investors. The on-line replay will follow shortly after the call and continue for 30 days.

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services, ambulatory surgery center management, post-acute care and medical transportation. As of December 1, 2016, Physician-led services encompass providers at more than 780 hospitals in 45 states and the District of Columbia and include leadership positions in emergency department and hospitalist services, anesthesiology, radiology, and women’s and children’s services, as well as offerings in general surgery and office-based medicine. As a market leader in ambulatory surgical care, the company owns and operates 260 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. Post-acute care is delivered through an array of clinical professionals and integrated technologies designed to contribute to efficient and effective population health management strategies. As a leader in healthcare transportation services, the company operates in 39 states and the District of Columbia. In total, the company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

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